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                                                                    EXHIBIT 23.1




                        CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-15667) pertaining to the Kitty Hawk, Inc. Amended and Restated Annual Incentive Compensation Plan and in the Registration Statement (Form S-8 No. 333-23597) pertaining to the Kitty Hawk, Inc. Amended and Restated Omnibus Securities Plan and to the use of our report dated February 7, 1997, included in the Transition Report on Form 10-K/A of Kitty Hawk, Inc. for the four months ended December 31, 1996, with respect to the consolidated financial statements, as amended, included in this Form 10-K/A.



                                                       ERNST & YOUNG LLP



Dallas, Texas
April 7, 1997